SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): April 28, 2004

3D Systems Corporation

(Exact name of the registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26081 Avenue Hall Valencia, California 91355
(Address of principal executive offices)

Registrant’s telephone number, including area code: (661) 295-5600

N/A
(Former name or former address, if changed since last report)

Item 12.                                                 Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”  On April 28, 2004, 3D Systems Corporation issued a press release setting forth the Company’s first quarter 2004 earnings.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 12 by this reference.  The information in this Item (and in such press release) shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004	3D Systems Corporation

	By:	/s/ Robert M. Grace, Jr.
		Name:	Robert M. Grace, Jr.
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 28, 2004, announcing 3D System Corporation’s 2004 first quarter results.